Exhibit 99.2

Faraday Future Announces Masterplan to Achieve Sustainability and Further Stability, While Aiming to Reduce Dependence on External Funding Sources

Los Angeles, CA (Oct. 16, 2023) -- Faraday Future Intelligent Electric Inc. (NASDAQ: FFIE) (“Faraday Future”, “FF” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced a masterplan to support Company stability and help achieve sustainability and profitability, while aiming to reduce dependence on external funding sources.

While additional details will be provided at the upcoming Investor Day, which will follow the Company’s third-quarter 2023 quarterly filing, highlights are included here:

●	Primary near-term focuses are on appropriate operational cost structures and organization, including meaningfully reducing people cost and other general and administrative expenses that are not directly related to FF 91 2.0 Futurist Alliance production, as well as cost reductions for FF 91 2.0 Futurist Alliance materials and production, which would be supported by insourcing capital-intensive systems where feasible.

●	Cease entering into new convertible note commitments with structure similar to existing convertible notes and pause the Equity Line of Credit (“ELOC”) program.

●	Executing on this masterplan will support achieving cash-flow positive and profitability.

As previously shared, in August 2023, FF entered a revenue generation phase, and established a closed loop operation from user acquisition and delivery to user operations. There have been significant changes in FF’s business foundation, including the addition of a new management team that is passionate about the Company and collectively demonstrates the strongest capabilities in the history of FF. The Company is continuing to take steps to support its strategic objectives, including capacity ramp-up for the FF 91 2.0 vehicle.

FF continues its forward momentum and has undergone a fundamental transformation compared to the end of 2022. The Company achieved two major milestones: (1) completed all compliance procedures required for mass production and delivery in the United States and (2) commenced delivering cars to users. Achieving these two significant milestones changes the very nature of the Company, shifting it from a task and project driven operation to an operation focused on continuity and stability and, ultimately, profitability. Producing and delivering our vehicles requires highly motivated and passionately engaged employees, uniting to pull the Company in one direction.

Users can preorder an FF 91 2.0 vehicle via the FF Intelligent App or through our website (English): https://www.ff.com/us/preorder/ or (Chinese): https://www.ff.com/cn/preorder/

Download the FF Intelligent App: http://appdownload.ff.com

ABOUT FARADAY FUTURE

Faraday Future is the pioneer of the Ultimate AI TechLuxury ultra spire market in the intelligent EV era, and the disruptor of the traditional ultra-luxury car civilization epitomized by Ferrari and Maybach. FF is not just an EV company, but also a software-driven intelligent internet company. Ultimately FF aims to become a User Company by offering a shared intelligent mobility ecosystem.

FOLLOW FARADAY FUTURE

https://www.ff.com/

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www.linkedin.com/company/faradayfuture/

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, among others: the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the Company’s ability to satisfy the conditions precedent and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; general economic and market conditions impacting demand for the Company’s products; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K/A filed with the Securities and Exchange Commission (“SEC”) on August 21, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACTS

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com